Exhibit 3.1

BYLAWS OF

ZALE CORPORATION

(a Delaware corporation)

(as amended through June 16, 2008)

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware (or, if permitted by Article I, Section 7(c), by means of remote communications), as the Board of Directors shall determine.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of a majority of Board of Directors, by the Chairman of the Board of Directors or by the President or Secretary upon the written request of stockholders holding together at least 25% of all the outstanding shares of the Common Stock of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware (or, if permitted by Article I, Section 7(c), by means of remote communications), as may be specified by such order. Whenever the place of such a meeting is not so specified, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3. Notice of Meetings. Written notice of all meetings of stockholders, stating the place, if any, date and hour of the meeting, and, if applicable, the means of remote communications by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state the purpose or purposes for which the meeting is called.

SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonable accessible electronic network, provided the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If a stockholder or representative that otherwise is present at a meeting does not have authority to vote on a matter some or all of the shares held by such stockholder or represented by proxy (e.g., so-called “broker non-votes”), whether holders of a majority of the shares have decided the matter shall be determined without regard to such shares. If there is no quorum at a meeting, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the President, if any, or if none or in the President’s absence a Vice-President, if any, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Voting; Proxies; Required Vote.

(a)           At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed by the Board of Directors pursuant to Article IX. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

(b)           Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

(c)           Stockholders may participate in a meeting of stockholders only in person or by proxy voted or acted upon by an individual attending in person. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders, and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not  so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 9. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting business (other than the nomination of directors, which shall be governed solely by Article I, Section 10, and not by this Section 9) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made or, in the case of an annual meeting, if earlier than such 10th day, the 60th day before the first anniversary of the next preceding annual meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 10. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting;

provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made or, in the case of an annual meeting, if earlier than such 10th day, the 60th day before the first anniversary of the later of (i) the last annual meeting or (ii) the Effective Date (as defined in the Plan). Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For the avoidance of doubt, no person nominated by a stockholder of the Corporation shall be eligible for election as a director of the Corporation unless nominated by such stockholder in accordance with the provisions set forth in this Section 10, even if the election of directors otherwise is a matter of business that will be considered at a meeting.

SECTION 11. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration.

(a)           Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The specific number of directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. One of the directors shall be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board” or “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)           Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)           Directors shall be paid their reasonable and necessary expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and, as shall be authorized by the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or any Committee thereof and a stated fee as director. Directors may receive awards under the Corporation’s equity compensation plans to the extent permitted by the terms thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or President or by a majority of the directors then in office.

SECTION 8. Notice of Meetings. Subject to Article XV, notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing, delivering by facsimile transmission, delivering by electronic mail or telephoning the same or by delivering the same personally, in each case at least five days before the special meeting.

SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the President, if he or she is a member of the Board of Directors, or in the President’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act, a chairman chosen by the directors, shall preside. Where the Board of Directors has appointed a lead independent director, such director, if present, shall preside over meetings of independent directors. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors and committees when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, at a special meeting of the stockholders, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or delivers such dissent to the Secretary of the Corporation in person, by mail or by telecopy immediately after the adjournment of the meeting or within a reasonable time after receipt of the minutes of such meeting at which the action was taken. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 1. Meetings by Telephone.    Members of the Board, or any Committee of the Directors, may at any time, participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE III

Audit Committee

SECTION 1. Designation. The Board of Directors shall by a resolution adopted by a majority of the entire Board designate an Audit Committee of not less than two directors who are independent under the applicable definitions of independence as promulgated by the primary stock exchange on which the Common Stock of the Corporation is listed for trading and by the Securities and Exchange Commission and shall meet such other independence standards as the Board of Directors from time to time may require. Members of the Audit Committee may be members of other committees of the Board of Directors. The members of the Audit Committee shall elect a Chairman by the affirmative vote of a majority of such members.

SECTION 2. Powers. The power and authority of the Audit Committee shall be as set forth form time to time in its Charter as approved by the Board of Directors.

SECTION 3. Reports. The Audit Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Audit Committee.

SECTION 4. Meetings. The Audit Committee shall meet as often as necessary to fulfill its responsibilities. Special meetings of the Audit Committee may be called by or at the request of the Chairman of the Audit Committee or a majority of the members of the Audit Committee or the Board of Directors upon one business day’s notice to the members (unless each member waives such notice before or after the meeting).

Subject to Article XV, a notice of the place, date and time and the purpose or purposes of such meeting of the Audit Committee shall be given by the Chairman of the Audit Committee and shall be given to each member by mailing, delivering by facsimile transmission, delivering by electronic mail, telephoning the same or by delivering the same personally, in each case at least one business day before the meeting.

The Audit Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

ARTICLE IV

Compensation Committee

SECTION 1. Designation. The Board of Directors shall by a resolution adopted by a majority of the entire Board designate a Compensation Committee of not less than two directors who are independent under the applicable definitions of independence as promulgated by the primary stock exchange on which the Common Stock of the Corporation is listed for trading, by the Securities and Exchange Commission, and by the Internal Revenue Service and shall meet such other independence standards as the Board of Directors from time to time may require. Members of the Compensation Committee may be members of other committees of the Board of Directors. The members of the Compensation Committee shall elect a Chairman by the affirmative vote of a majority of such members.

SECTION 2. Powers. The power and authority of the Compensation Committee shall be as set forth form time to time in its Charter as approved by the Board of Directors.

SECTION 3. Reports. The Compensation Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Compensation Committee as often as necessary.

SECTION 4. Meetings. The Compensation Committee shall meet as often as necessary to fulfill its responsibilities. Special meetings of the Compensation Committee may be called by or at the request of the Chairman thereof or a majority of the members thereof or the Board of Directors, upon one business day’s notice to the members (unless each member waives such notice before or after the meeting).

Subject to Article XV, a notice of the place, date and time and the purpose or purposes of such meeting of the Compensation Committee shall be given by the Chairman of the Compensation Committee and shall be given to each member by mailing, delivering by facsimile transmission, delivering by electronic mail, telephoning the same or by delivering the same personally, in each case at least one business day before the meeting.

The Compensation Committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the Compensation Committee may at any time agree.

ARTICLE V

Nominating and Corporate Governance Committee

SECTION 1. Designation. The Board of Directors shall by a resolution adopted by a majority of the entire Board designate a Nominating and Corporate Governance Committee of not less than two directors who are independent under the applicable definitions of independence as promulgated by the primary stock exchange on which the Common Stock of the Corporation is listed for trading and shall meet such other independence standards as the Board of Directors from time to time may require. Members of the Nominating and Corporate Governance Committee may be members of other committees of the Board of Directors. The members of the Nominating and Corporate Governance Committee shall elect a Chairman by the affirmative vote of a majority of such members.

SECTION 2. Powers. The power and authority of the Nominating and Corporate Governance Committee shall be as set forth form time to time in its Charter as approved by the Board of Directors.

SECTION 3. Reports. The Nominating and Corporate Governance Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Nominating and Corporate Governance Committee.

SECTION 4. Meetings. The Nominating and Corporate Governance Committee shall meet as often as necessary to fulfill its responsibility. Special meetings of the Nominating and Corporate Governance Committee may be called by or at the request of the Chairman of the Nominating and Corporate Governance Committee or a majority of the members of the Nominating and Corporate Governance Committee or the Board of Directors upon one business day’s notice to the members (unless each member waives such notice before or after the meeting).

Subject to Article XV, a notice of the place, date and time and the purpose or purposes of such meeting of the Nominating and Corporate Governance Committee shall be given by the Chairman of the Nominating and Corporate Governance Committee and shall be given to each member by mailing, delivering by facsimile transmission, delivery by electronic mail, telephoning the same or by delivering the same personally, in each case at least one business day before the meeting.

The Nominating and Corporate Governance Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

ARTICLE VI

Executive Committee

SECTION 1. Designation. The Board of Directors may by a resolution adopted by a majority of the entire Board designate an Executive Committee of one or more directors. Members of the Executive Committee may be members of other committees of the Board of Directors. If the Executive Committee has more than one member, the members of the Executive Committee shall elect a Chairman by the affirmative vote of a majority of such members.

SECTION 2. Powers. The power and authority of the Executive Committee shall, to the extent permitted by law, be to (i) authorize the execution and delivery in the name of the Corporation of any power of attorney, consignment or purchase agreement, lease, construction or other contract, loan agreement, bond or other obligation or instrument, which power of attorney, agreement, lease, contract, bond, obligation or instrument (each, an “instrument”) is entered into in the ordinary course of business and involves the payment, under such instrument of an aggregate consideration of less than $25,000,000; (ii) authorize the opening of bank accounts; (iii) appoint or remove financial or other entities or persons as agents of the Corporation; (iv) authorize the filing of reports with governmental agencies; (v) appoint or remove officers of the Corporation other than the Chairman, the President and Chief Executive Officer; and (vi) authorize such other transactions in the ordinary course of business of the Corporation so long as any such transaction or series of substantially related transactions involves the payment by the Corporation of an aggregate consideration of less than $25,000,000.

SECTION 3. Reports. The Executive Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Executive Committee, but in any event, not less frequently than by the next succeeding meeting of the entire Board of Directors.

SECTION 4. Meetings. If the Executive Committee has more than one member, special meetings of the Executive Committee may be called by or at the request of the Chairman of the Executive Committee or a majority of the members of the Executive Committee or the Board of Directors upon 24 hours’ notice to members (unless each member waives such notice before or after the meeting).

If the Executive Committee has more than one member, subject to Article XV, a notice of the place, date and time and the purpose or purposes of such meeting of the Executive Committee shall be given by the Chairman of the Executive Committee and shall be given to each member by mailing, delivering by facsimile transmission, delivery by electronic mail, telephoning the same or by delivering the same personally, in each case at least 24 hours before the meeting.

The Executive Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

ARTICLE VII

Committees Generally

SECTION 1. Appointment. The Board of Directors by a resolution adopted by a majority of the entire Board may from time to time appoint one or more committees, in addition to the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee, for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of designation.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided in its Charter, by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each member of a committee shall have one vote on all matters that come before the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee designated by the Board of Directors.

Any member of any committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board.

Any vacancy in any committee occurring for any reason whatsoever may be filled in accordance with a resolution of a majority of the entire Board.

ARTICLE VIII

Officers

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary and may include a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, and, by election or appointment, one or more Executive Vice Presidents, Senior Vice-Presidents, a Controller and a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned consistent with the Bylaws by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. Any two or more offices may be held by the same person except the Chairman of the Board, the Chief Executive Officer and the President may not also be the Secretary.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Compensation Committee or in such other manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman of the Board, the President or the Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4. Chairman of the Board. The Chairman of the Board shall have such duties as customarily pertain to that office and shall also be a Director, presiding at all meetings of the Board of Directors, and otherwise shall have such powers and perform such other duties as from time to time may be assigned by, and shall be subject to the direction of, the Board of Directors.

SECTION 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have such duties as customarily pertain to that office, including overall management and supervision of the properties, business and affairs of the Corporation. The Chief Executive Officer shall otherwise have such powers and perform such duties as from time to time may be assigned by, and shall be subject to the direction of, the Board of Directors.

SECTION 6. President. The President shall have such duties as customarily pertain to that office, including such duties as are assigned by the Chairman of the Board of Directors, the Board of Directors, or the Chief Executive Officer.

SECTION 7. Chief Operating Officer. The Chief Operating Officer shall have such duties as customarily pertain to that office, including such duties as may be assigned by the Chairman of the Board of Directors, the Board of Directors, or the Chief Executive Officer.

SECTION 8. Executive Vice Presidents. Executive Vice Presidents, if any, may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer, or the President.

SECTION 9. Senior Vice Presidents. Senior Vice Presidents, if any, may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of duties of said office, and shall have such other authority as from time to time may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer, or the President.

SECTION 10. Treasurer and Controller. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer or the President.

The Controller shall in general have all duties incident to the position of controller and such other duties as may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer or the President.

Subject to the provisions of Article III hereof, the Controller and the Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of accounts, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President and the Audit Committee, a statement of accounts showing the financial position of the Corporation and results of its operations.

SECTION 11. Vice Presidents. Vice Presidents, if any, shall in general have duties as may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer or the President.

SECTION 12. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

SECTION 13. Assistant Officers. Assistant officers, if any, shall have such powers and duties as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President shall from time to time prescribe.

ARTICLE IX

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation. Notice also may be given to stockholders: (a) by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (d) by any other form of electronic transmission, when directed to the stockholder.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE X

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation may be represented by certificates or, if approved by the Board of Directors of the Corporation, may be uncertificated. Any shares represented by a certificate may not become uncertificated until the certificate therefore is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the President or a Senior Vice-President, and by (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon, in the case of certificated shares, surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE XI

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XII

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE XIII

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE XIV

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the 12 month period ending on July 31 in each year.

ARTICLE XV

Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XVI

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XVII

Amendments

The Board of Directors shall have power to adopt, amend or repeal Bylaws in accordance with the Certificate of Incorporation. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders in accordance with the Certificate of Incorporation, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XVIII

Miscellaneous

All capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.